Exhibit 25

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM T-1
_____________________

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)  □

______________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

31-0841368
(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)
________________________

Esther Fannin
U.S. Bank National Association
1349 West Peachtree Street
Suite 1050
Atlanta, Georgia 30309
(404) 898-8823
(Name, address and telephone number of agent for service)

INTERFACE, INC.
*And the Additional Registrants listed on Schedule A hereto
(exact name of obligor as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1451243 (I.RS. Employer Identification No.)
2859 Paces Ferry Road Suite 2000 Atlanta, Georgia (Address of principal executive offices)	30339 (Zip Code)
______________________

7 5/8% Senior Notes, Series B, due 2018
Subsidiary Guarantees of 7 5/8% Senior Notes, Series B, due 2018

(Title of the indenture securities)

SCHEDULE A – TABLE OF ADDITIONAL REGISTRANTS

	State or Other		I.R.S.	Address, Including Zip Code,
	Jurisdiction of		Employer	and Telephone Number,
	Incorporation or	File	Identification	Including Area Code, of Registrant’s
Exact Name of Registrant*	Organization	Number	Number	Principal Executive Offices

Bentley Mills, Inc.	Nevada	333-______-__	58-2271568	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Bentley Prince Street, Inc.	Delaware	333-______-__	68-0123642	14641 East Don Julian Road City of Industry, California 91746 (800) 423-4209
Commercial Flooring Systems, Inc.	Pennsylvania	333-______-__	23-2144454	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Flooring Consultants, Inc.	Arizona	333-______-__	58-2274454	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
FLOR, Inc.	Georgia	333-______-__	56-2302232	600 West Van Buren, Suite 800 Chicago, Illinois 60607 (312) 798-2200
Interface Americas, Inc.	Georgia	333-______-__	58-2132517	1503 Orchard Hill Road LaGrange, Georgia 30241 (800) 336-0225
Interface Americas Holdings, LLC	Georgia	333-______-__	58-1409883	1503 Orchard Hill Road LaGrange, Georgia 30241 (800) 336-0225
Interface Americas Re:Source Technologies, LLC	Georgia	333-______-__	58-1722967	1503 Orchard Hill Road LaGrange, Georgia 30241 (800) 336-0225
Interface Architectural Resources, Inc.	Michigan	333-______-__	38-2391670	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Interface Global Company ApS	Delaware and Denmark	333-______-__	98-0217280	Dampfaergvej 3 st. tv. DK 2100 Copenhagen, Denmark +45-7730-4247
Interface Overseas Holdings, Inc.	Georgia	333-______-__	58-1967211	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Interface Real Estate Holdings, LLC	Georgia	333-______-__	58-2576895	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
InterfaceFLOR, LLC	Georgia	333-______-__	58-1765146	1503 Orchard Hill Road LaGrange, Georgia 30241 (800) 336-0225
InterfaceSERVICES, Inc.	Georgia	333-______-__	22-3856499	322 Northpoint Parkway, Suite G Acworth, Georgia 30102 (800) 336-0225
Quaker City International, Inc.	Pennsylvania	333-______-__	58-2221600	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Re:Source Americas Enterprises, Inc.	Georgia	333-______-__	58-2223733	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Re:Source Minnesota, Inc.	Minnesota	333-______-__	58-2339867	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800

Re:Source New York, Inc.	New York	333-______-__	58-2248952	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Re:Source North Carolina, Inc.	North Carolina	333-______-__	58-2250817	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Re:Source Oregon, Inc.	Oregon	333-______-__	58-2246368	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Re:Source Southern California, Inc.	California	333-______-__	58-2315287	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Re:Source Washington, D.C., Inc.	Virginia	333-______-__	58-2246309	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Southern Contract Systems, Inc.	Georgia	333-______-__	58-2246313	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Superior/Reiser Flooring Resources, Inc.	Texas	333-______-__	58-2221598	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800

*The Primary Standard Industrial Classification Code (PSICC) for each of the Additional Registrants is 2273, except that:  Interface Americas Re:Source Technologies, LLC’s PSICC is 2891; Interface Architectural Resources, Inc.’s PSICC is 1700; and, Interface Real Estate Holdings, LLC’s PSICC is 6500.

Item 1.                      General information.

Furnish the following information as to the trustee-

(a)	Name and address of each examining or supervising authority to which it is subject.

   Comptroller of the Currency
            Washington, D.C.

       Federal Deposit Insurance Company
       Washington, D.C.

       The Board of Governors of the Federal Reserve System
       Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

       Yes.

Item 2.	Affiliations with Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

Items 3.-15.
Items 3 – 15 are not applicable because, to the best of the  knowledge of U.S. Bank National Association (the “Trustee”), the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	List of Exhibits.

   List below all exhibits filed as a part of this statement of eligibility; provided that exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of the Trustee as now in effect. (Exhibit 1 attached hereto).

2.	A copy of the certificate of authority of the Trustee to commence business, is contained in the articles of association referred to in Paragraph 1 above.

3.	A copy of the authorization of the Trustee to exercise corporate trust powers. (Exhibit 25.1 to Form S-3ASR, Registration Number 333-155592, filed by ONEOK, Inc.)

4.	A copy of the existing by-laws of the Trustee as now in effect. (Exhibit 4 to Exhibit 25.1 to Form S-3, Registration Number 333-160020, filed by The Phoenix Companies, Inc.)

5.	A copy of each indenture referred to in Item 4, if the obligor is in default.

 Not Applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.
A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2010, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 3rd day of February, 2011.

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Esther Fannin
   Esther Fannin
   Vice President

Exhibit 6

CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  February 3, 2011

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Esther Fannin
   Esther Fannin
   Vice President

Exhibit 1
ARTICLES OF ASSOCIATION
(ATTACHED)

Exhibit 7
REPORT OF CONDITION

(ATTACHED)

U.S. Bank National Association 425 Walnut Street Cincinnati, Ohio FDIC Certificate Number: 6548	FFIEC 031 Consolidated Report of Condition for December 31, 2010

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2010

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet                                                                 C400

Dollar Amounts in Thousands

ASSETS
1.Cash and balances due from depository institutions (from Schedule RC-A):	RCFD
a.Non-interest bearing balances and currency and coin	0081	4,131,456	1.	a
b.Interest-bearing balances	0071	10,355,932	1.	b
2. Securities:
a.Held-to-maturity securities (from Schedule RC-B, column A)	1754	1,469,173	2.	a
b.Available-for-sale securities (from Schedule RC-B, column D)	1773	49,839,081	2.	b
3.Federal funds sold and securities purchased under agreements to resell:	RCON
a. Federal funds sold in domestic offices	B987	4,252,675	3.	a
	RCFD
b. Securities purchased under agreements to resell	B989	0	3.	b
4.Loans and lease financing receivables (from Schedule RC-C):
a.Loans and leases held for sale	5369	8,370,473	4.	a
b.Loans and leases, net of unearned income	B528	188,524,308	4.	b
c.Allowance for loan and lease losses	3123	5,075,663	4.	c
d.Loans and leases, net of unearned income and allowance	B529	183,448,645	4.	d
5.Trading assets (from Schedule RC-D)	3545	1,231,511	5
6.Premises and fixed assets (including capitalized leases)	2145	2,462,972	6
7.Other real estate owned (from Schedule RC-M)	2150	1,533,586	7
8.Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	54,474	8
9.Direct and indirect investments in real estate ventures	3656	0	9
10. Intangible assets:			10
a. Goodwill	3163	8,941,257	10.	a
b. Other intangible assets (from Schedule RC-M)	0426	4,113,910	10.	b
11.Other assets (from Schedule RC-F)	2160	22,054,399	11
12.Total assets	2170	302,259,544	12

U.S. Bank National Association 425 Walnut Street Cincinnati, Ohio FDIC Certificate Number: 6548	FFIEC 031 Consolidated Report of Condition for December 31, 2010

Schedule RC - Continued
Dollar Amounts in Thousands

13. Deposits:	RCON
a.In domestic offices:	2200	187,595,615	13.	a
(1)Noninterest-bearing	6631	45,785,953	13.	a.1
(2)Interest-bearing	6636	141,809,662	13.	a.2
b.In foreign offices, Edge and Agreement subsidiaries, and IBFs	RCFN
(from Schedule RC-E, part II)	2200	23,821,574	13.	b
(1)Noninterest-bearing	6631	0	13.	b.1
(2)Interest-bearing	6636	23,821,574	13.	b.2
14.Federal funds purchased and securities sold under agreements to repurchase:	RCON
a. Federal funds purchased in domestic offices	B993	776,158	14.	a
	RCFD
b. Securities sold under agreements to repurchase	B995	9,175,352	14.	b
15.Trading liabilities (from Schedule RC-D)	3548	524,005	15
16.Other borrowed money (includes mortgage indebtedness and obligations under
capitalized leases) (from Schedule RC-M)	3190	33,939,855	16
17.Not applicable			17
18.Not applicable			18
19.Subordinated notes and debentures	3200	7,760,721	19
20.Other liabilities (from Schedule RC-G)	2930	7,839,191	20
21.Total liabilities	2948	271,432,471	21
22.Not applicable			22
23.Perpetual preferred stock and related surplus	3838	0	23
24.Common stock	3230	18,200	24
25.Surplus (exclude all surplus related to preferred stock)	3839	14,136,872	25
26. Not available			26
a.Retained earnings	3632	16,237,551	26.	a
b.Accumulated other comprehensive income	B530	-1,302,030	26.	b
c.Other equity capital components	A130	0	26.	c
27.Not available			27
a.Total bank equity capital (sum of items 23 through 26.c)	3210	29,090,593	27.	a
b.Noncontrolling (minority) interests in consolidated subsidiaries	3000	1,736,480	27.	b
28. Total equity capital (sum of items 27.a and 27.b)	105	30,827,073	28
29.Total liabilities, minority interest, and equity capital (sum of items 21 and 28)	3300	302,259,544	29

1. Indicate in the box at the right the number of the statement below that best describes the most
comprehensive level of auditing work performed for the bank by independent external auditors as of	RCFD
any date during 2008	6724	NR	M.1
2. Bank’s fiscal year-end date	8678	NR	M.2